Exhibit 10.1

DIRECTOR AGREEMENT

THIS DIRECTOR AGREEMENT is entered into this 19th day of March, (the "Agreement"), by and between Car Charging Group, Inc., a Nevada corporation (the "Company") and Jack Zwick (the “Director”).

WHEREAS, the Company appointed the Director as a member of the Board of Directors of the Company on February 27, 2012 and desires to enter into an agreement with the Director with respect to such appointment; and

WHEREAS, the Director wishes to accept such appointment and to serve the Company on the terms set forth herein, and in accordance with, the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Position.  Subject to the terms and provisions of this Agreement, the Company shall cause the Director to be appointed as non-executive member of the Board of Directors (the “Board”) and the Director hereby agrees to serve the Company in that position upon the terms and conditions hereinafter set forth, provided, however, that the Director's continued service on the Board after the initial term on the Board shall be subject to any necessary approval by the Company's stockholders.

a. Director acknowledges that he has the experience and expertise to serve as the Chairman of the Company’s Audit Committee.  Therefore, upon establishment of an Audit Committee (which establishment shall be achieved with the input and guidance of Director), the Company shall also cause the Director to be appointed as Chairman of the Company’s Audit Committee.

2. Duties.  During the Directorship Term (as defined in Section 5 hereof), the Director shall serve as a member of the Board, and the Director shall make reasonable business efforts to attend all Board meetings, serve on appropriate subcommittees as reasonably requested by the Board, make himself available to the Company at mutually convenient times and places, attend external meetings and presentations, as appropriate and convenient, and perform such duties, services and responsibilities and have the authority commensurate to such position.

The Director will use his best efforts to promote the interests of the Company. The Company recognizes that the Director (i) is or may become a full-time executive employee of another entity and that his responsibilities to such entity must have priority and (ii) sits on the board of directors of other entities. Notwithstanding same, the Director will use reasonable business efforts to coordinate his respective commitments so as to fulfill his obligations to the Company and, in any event, will fulfill his legal obligations as a director. Other than as set forth above, the Director will not, without the prior notification to the Board, engage in any other business activity which could materially interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of the reasonable policies established from time to time by the Company, provided that the foregoing shall in no way limit his activities on behalf of (i) his current employer and its affiliates or (ii) the board of directors of those entities on which he sits. At such time as the Board receives such notification, the Board may require the resignation of the Director if it determines that such business activity does materially interfere with the performance of the Director’s duties, services and responsibilities hereunder.

3. Board Committees. The Director hereby agrees to serve as the head of the Audit Committee of the Board at the Company’s discretion and to perform all of the duties, services and responsibilities necessary thereunder.

4. Monetary Remuneration.  The Director's status during the Directorship Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Director under Section 4 shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging, all tax or other obligations associated therewith.

a. Fees and Compensation.  During the Directorship Term the Director shall receive a fee of $1,000.00 per in-person Board meeting and $500.00 per in-person Audit Committee meeting.

b. Expense Reimbursements.  During the Directorship Term, the Company shall reimburse the Director for all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings, provided that the Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the Director) must be approved in advance by the Company.

c. Restricted Stock Award.  For services rendered, the Director shall receive 75,000 shares of the Company’s common stock (the “Shares”) upon execution of this Agreement.

i. Sale Restrictions.  Until such time as Director has sold all of the Shares, Director hereby agrees that Director will not, without the prior written consent of the Company, offer, pledge, sell, contract to sell, sell any option or contract to purchase, hypothecate, lend, transfer or otherwise dispose of any of the Shares or any options, warrants or other rights to purchase the Shares or any other security of the Company which Director owns or has a right to acquire as of the date hereof  (collectively, the “Lockup Shares”) for a period of six (6) months following the date Director acquires the Lockup Shares (the “Lockup Period”).  Following the expiration of the Lockup Period, Director shall have the right, in the aggregate, to sell, dispose of or otherwise transfer the Lockup Shares without restriction, up to two and one-half percent (2½ %) of the total daily trading volume of the Company’s common stock.

ii. Any subsequent issuance to and/or acquisition by Director of common shares or options or instruments convertible into common shares will be subject to the provisions of this Agreement.

iii. During the term of this Agreement, within five (5) business days of any sale, transfer or other transaction made by Director with regard to the Company’s securities, Director shall deliver to the Company a written statement detailing (i) the sale, transfer or other transaction giving rise to such written statement and (ii) Director’s current holdings of Company securities.

iv. Permitted Transfers.  Notwithstanding the foregoing restrictions on transfer, the Director may, at any time and from time to time, transfer the Lockup Shares (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of Director, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which Director is a general partner, or (iv) make a gift of to an organization exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended provided, that, in the case of any gift or transfer described in clauses (i), (ii), (iii) or (iv), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned so that in the aggregate, no more than the number of Lockup Shares allowable under Section 4(c)(i) above may be transferred on a given day, except in accordance with the terms hereof. For purposes hereof, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

v. Ownership. During the term of this Agreement, Director shall retain all rights of ownership in the Lockup Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof.

vi. Company and Transfer Agent. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Lockup Shares if such transfer would constitute a violation or breach of this Agreement.

5. Directorship Term.  The "Directorship Term", as used in this Agreement, shall mean the period commencing on the date hereof and terminating on the earliest of the following to occur:

a. one (1) year from the date hereof, subject to a one (1) year renewal term upon re-election by a majority of the shareholders of the Company;

b. the death of the Director ("Death");

c. the termination of the Director from the position of member of the Board by the mutual agreement of the Company and the Director;

d. the removal of the Director from the Board by the shareholders of the Company;

e. the resignation by the Director from the Board if after the date hereof, the Chief Executive Officer of his current employer determines that the Director's continued service on the Board conflicts with his fiduciary obligations to his current employer (a "Fiduciary Resignation"); and

f. the resignation by the Director from the Board if the board of directors or the Chief Executive Officer of his current employer requires the Director to resign and such resignation is not a Fiduciary Resignation.

6. Director's Representation and Acknowledgment.  The Director represents to the Company that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any prior employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any stockholder of the Company or any of their respective affiliates with regard to this Agreement.

7. Director Covenants.

a. Unauthorized Disclosure.  The Director agrees and understands that in the Director's position with the Company, the Director has been and will be exposed to and receive information relating to the confidential affairs of the Company, including but not limited to technical information, business and marketing plans, strategies, customer information, other information concerning the Company's products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. The Director agrees that during the Directorship Term and thereafter, the Director will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that (i) the Director shall have no such obligation to the extent such information is or becomes publicly known or generally known in the Company's industry other than as a result of the Director's breach of his obligations hereunder and (ii) the Director may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Directorship Term, the Director will promptly return to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Director in the course or otherwise as a result of the Director's position with the Company during or prior to the Directorship Term, provided that, the Company shall retain such materials and make them available to the Director if requested by him in connection with any litigation against the Director under circumstances in which (i) the Director demonstrates to the reasonable satisfaction of the Company that the materials are necessary to his defense in the litigation, and (ii) the confidentiality of the materials is preserved to the reasonable satisfaction of the Company.

b. Non-Solicitation.  During the Directorship Term and for a period of three (3) years thereafter, the Director shall not interfere with the Company's relationship with, or endeavor to entice away from the Company, any person who, on the date of the termination of the Directorship Term, was an employee or customer of the Company or otherwise had a material business relationship with the Company.

c. Remedies.  The Director agrees that any breach of the terms of this Section 7 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Director therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Director and/or any and all entities acting for and/or with the Director, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Director. The Director acknowledges that the Company would not have entered into this Agreement had the Director not agreed to the provisions of this Section 7.

The provisions of this Section 7 shall survive any termination of the Directorship Term, and the existence of any claim or cause of action by the Director against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 7.

8. Indemnification.  The Company agrees to indemnify the Director for his activities as a director of the Company to the fullest extent permitted by law, and to cover the Director under any directors and officers liability insurance obtained by the Company.

9. Non-Waiver of Rights.  The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

10. Notices.  Every notice relating to this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested; to:

If to the Company:
Car Charging Group, Inc.
1691 Michigan Avenue, Suite 601
Miami Beach, FL  33139

with a copy to:
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726

If to the Director:
Jack Zwick
22570 South Bellwood Drive
Southfield, MI  48034

Either of the parties hereto may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 10.

11. Binding Effect/Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, neither the Director nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other party.

12. Entire Agreement.  This Agreement (together with the other agreements referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

13. Severability.  If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

14. Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without reference to the principles of conflict of laws. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Florida state or federal court and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding; provided, however, that neither party shall commence any such action or proceeding unless prior thereto the parties have in good faith attempted to resolve the claim, dispute or cause of action which is the subject of such action or proceeding through mediation by an independent third party.

15. Legal Fees.  The parties hereto agree that the non-prevailing party in any dispute, claim, action or proceeding between the parties hereto arising out of or relating to the terms and conditions of this Agreement or any provision thereof (a "Dispute"), shall reimburse the prevailing party for reasonable attorney's fees and expenses incurred by the prevailing party in connection with such Dispute; provided, however, that the Director shall only be required to reimburse the Company for its fees and expenses incurred in connection with a Dispute, if the Director's position in such Dispute was found by the court, arbitrator or other person or entity presiding over such Dispute to be frivolous or advanced not in good faith.

16. Modifications.  Neither this Agreement nor any provision hereof may be modified, altered, amended or waived except by an instrument in writing duly signed by the party to be charged.

17. Tense and Headings.  Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

18. Counterparts.  This Agreement may be executed in two or more counterparts (including scanned and facsimile copies), each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Director Agreement to be executed by authority of its Board of Directors, and the Director has hereunto set his hand, on the day and year first above written.

CAR CHARGING GROUP, INC.

By:  /s/ Michael D. Farkas
Name:  Michael D. Farkas
Title:    Chief Executive Officer

DIRECTOR

 /s/ Jack Zwick
Jack Zwick
Social Security No.___________________

[-Signature Page to Director Agreement-]